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                                                              EXHIBIT 23.4

                   [LETTERHEAD OF SULLIVAN & CROMWELL]

                                                               January 15, 1996

Wells Fargo & Company,
  420 Montgomery Street,
    San Francisco, California 94163.

      RE: REGISTRATION STATEMENT ON FORM S-4 (NO. 33-64575) OF WELLS FARGO & COMPANY

Dear Sirs:

  We hereby consent to the reference to our firm under the captions "Prospectus Summary--Background of the Offer--The Offer and Related Actions," "Background of the Offer--The Offer and Related Actions" and "The Offer-- Regulatory Approval Condition" in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,

                                       Sullivan & Cromwell